                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report: December 14, 1999

                        --------------------------------

                         Questcor Pharmaceuticals, Inc.

             (Exact name of registrant as specified in its charter)

                                     0-20772
                            (Commission File Number)


              California                                      33-0476164
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)



                               26118 Research Road
                            Hayward, California 94545
             (Address of principal executive offices, with zip code)

                                 (510) 732-5551
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                           Audited financial statements of RiboGene, Inc., the
                  acquired business, prepared pursuant to Rule 3-05 of Regulation S-X are incorporated herein by reference from Cypros Pharmaceutical Corporation's Registration Statement on Form S-4 (File No. 333-47737) filed with the Securities and Exchange Commission on September 23, 1999. Unaudited financial statements of RiboGene prepared pursuant to Rule 3-05 of Regulation S-X are incorporated by reference from RiboGene's quarterly report on Form 10-Q for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission on November 15, 1999. Concurrent with Cypros' acquisition of Ribogene, Cypros changed its name to Questcor Pharmaceuticals, Inc.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                           The pro forma information is presented for
                  illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements have been derived from the historical financial statements of Cypros and RiboGene and give effect to (1) the merger as a purchase of RiboGene by Cypros for accounting purposes, and (2) costs associated with the completion of the merger. The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on July 31, 1999 and reflects the allocation of the purchase price to the RiboGene assets acquired, including in-process research and development, and liabilities assumed, using Cypros' July 31, 1999 balance sheet and RiboGene's September 30, 1999 balance sheet. The unaudited pro forma combined condensed statement of operations combines the results of operations of Cypros and RiboGene for the years ended July 31, 1999 and September 30, 1999, respectively. The pro forma adjustments are based on preliminary estimates, available information and assumptions that management deems appropriate. Questcor is obtaining a valuation of the acquired intangible assets and in-process research and development, and is actively engaged in the disposition of excess equipment and termination of excess personnel, and thus, may modify the purchase price allocation accordingly based upon the results obtained.

                           The Questcor statement of operations for the period
                  ending December 31, 1999 (Questcor is in the process of changing the fiscal year end from July 31 to December 31) will include a significant charge for acquired in-process research and development, currently estimated to be $16 million. This amount represents the value determined by management, using a discounted cash flow methodology, to be attributable to RiboGene's development program for Emitasol. However, the Company intends to obtain an independent valuation for such charge. Assuming this program continues through the final stages of clinical development, the projected future domestic and international development expenditures related to this program total $7 million. The Emitasol program is forecasted to be completed in approximately two to three years. If less of the purchase price had been allocated to this program,


                                       2.

                  the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period.

                           Management believes that the allocation of the
                  purchase price to the Emitasol program is appropriate given the future potential of the program to contribute to Questcor's operations. If, at a later date, management of Cypros decides to no longer pursue or indefinitely postpones this in-process program, or determines that the discounted cash flows will no longer meet the projection underlying the valuation, or revises its estimate of the anticipated time of regulatory approval, it will disclose that fact to investors in the appropriate Form 10-K or 10-Q with a supporting explanation, if material.

                           The pro forma financial information does not purport
                  to represent what the combined company's financial position or results of operations would actually have been if the merger in fact had been completed on those dates or to project the combined company's financial position or results of operations for any future period. Questcor is also incurring additional costs, which are not expected to be significant to the combined results of operations, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma condensed combined financial statements.


                                       3.

             PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Cypros         Ribogene
                                                                    July 31,      September 30,
                                                                      1999            1999          Acquisition
Assets                                                             (Unaudited)     (Unaudited)      Adjustments        Combined
                                                                   ---------------------------------------------       ---------
Current assets:
  Cash and cash equivalents                                          $  2,509         $   9,167         $    -          $ 11,676
  Short-term investments, held to maturity                              2,964            13,260              -            16,224
  Accounts receivable                                                     392                 -              -               392
  Inventories                                                             205                 -              -               205
  Prepaid expenses and other current assets                               113               132          (132) (1)           113
                                                                   ---------------------------------------------       ---------
   Total current assets                                                 6,183            22,559          (132)            28,610

Investment grade securities, non-current portion                        1,789                 -              -             1,789
Property, equipment and leasehold
 improvements, net                                                      1,472             1,589          (903) (2)         2,158
Goodwill and other purchased intangibles                                    -                 -           999  (3)           999
Purchased technology, net                                               3,266                 -           458  (3)         3,724
Licenses and patents, net                                                 158                 -              -               158
Deferred financing costs                                                    -               491          (491) (1)             -
Other assets                                                              271               185          (185) (1)           271
                                                                   ---------------------------------------------       ---------
   Total assets                                                      $ 13,139         $  24,824       $  (254)          $ 37,709
                                                                   ---------------------------------------------       ---------
                                                                   ---------------------------------------------       ---------

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                                     $   498          $    602       $  2,037 (4)       $ 3,137
 Accrued development costs                                                  -             1,108              -             1,108
 Accrued compensation                                                     201               220              -               421
 Other accrued liabilities                                                 63                 1              -                64
 Deferred revenue---related party                                           -               667              -               667
 Other current liabilities                                                  -             1,027              -             1,027
 Current portion of long-term debt                                         54               317              -               371
 Current portion of capital lease obligations                             106               160              -               266
                                                                   ---------------------------------------------       ---------
  Total current liabilities                                               922             4,102          2,037             7,061

Non-current portion of notes payable                                        7             5,955              -             5,962
Non-current portion of capital lease obligations                          140               103              -               243
Deferred rent                                                             156                 -              -               156
Other noncurrent liabilities                                                -                12              -                12

Shareholders' equity:
RiboGene preferred stock, 5,000,000 shares, $0.001 par value authorized, 1,428,572 shares issued and outstanding as of
 September 30, 1999                                                              -            1             (1)(5)             -
RiboGene common stock, 30,000,000 shares, $0.001 par value
 authorized, 5,763,017 shares issued and outstanding as of
 September 30, 1999 (none at close of merger)                                    -            6             (6)(5)             -
  Common stock, 30,000,000 shares authorized, 15,711,877
   shares issued and outstanding as of July 31, 1999; 24,361,113
   shares outstanding at the closing of the merger                     41,497                 -         18,380 (6)        59,877
  Cypros preferrred stock, 5,000,000 shares authorized, none issued and outstanding as of July 31, 1999; 2,134,534 shares of Series A preferred stock outstanding at the closing of
   the merger                                                               -                 -          4,535 (6)         4,535
Additional paid in capital                                                  -            67,125       (61,315) (5),(8)     5,810
Notes receivable from stockholders                                          -               (1)              1 (5)             -
Accumulated other comprehensive loss                                        -              (44)             44 (5)             -
Deferred compensation                                                    (69)           (1,278)          1,278 (5)          (69)
Accumulated deficit                                                  (29,514)          (51,157)         34,793 (5),(7)  (45,878)
                                                                   ---------------------------------------------       ---------
   Total shareholders' equity                                          11,914            14,652         (2,291)           24,275
                                                                   ---------------------------------------------       ---------
   Total liabilities and shareholders' equity                        $ 13,139         $  24,824       $   (254)         $ 37,709
                                                                   ---------------------------------------------       ---------
                                                                   ---------------------------------------------       ---------

                                       4.

(1) Adjustment to record the writeoff of this asset in connection with the merger.

(2) Adjustment to reflect the estimated net salvage value of certain of RiboGene's equipment, which is to be disposed of following the merger.

(3) Adjustment to reflect $876 in goodwill (3 year life), $458 in Italian rights to Emitasol (5 year life) and $123 in assembled work force (2 year life) acquired by Cypros.

         The unaudited estimated fair value of assets acquired and liabilities assumed is summarized as follows:

Fair market value of Cypros' stock, to be issued
in connection with the merger..........................................      $22,915
Fair value of options and warrants assumed.............................        5,810
Fair value of liabilities assumed......................................       10,172
Other acquisition costs................................................        2,037
                                                                         ------------
   Total cost..........................................................       40,934
Fair value of tangible assets acquired.................................       23,113
Acquired in-process research and development...........................       16,364
Identifiable intangible assets.........................................          581
                                                                         ------------
   Total identifiable assets acquired..................................       40,058
                                                                         ------------
Excess of cost over identifiable assets acquired (goodwill)............         $876
                                                                         ------------
                                                                         ------------

(4) Adjustment to reflect $2,037 in transaction costs expected to be incurred by Cypros and RiboGene related to the merger.

(5) Adjustments to reflect the elimination of RiboGene's equity accounts, totaling $14,652.

(6) Adjustment to reflect $28,725 relating to the issuance of 8,649,236 shares of Cypros common stock, 2,134,534 shares of Cypros Series A preferred stock (convertible on a one-for-one basis into Cypros common stock) in exchange for all outstanding shares of RiboGene common stock and RiboGene Series A preferred stock.

(7) Adjustment to expense the acquired in-process research and development amounting to $16,364, based on management assumptions of the value of Emitasol, which has not yet completed clinical development in the United States.

(8) To record the $5,810 estimated fair value of Cypros stock options and warrants to be issued to RiboGene option and warrant holders in connection with the merger.


                                       5.

        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                Cypros                Ribogene
                                             Twelve Months          Twelve Months
                                            Ended July 31,       Ended September 30,      Pro Forma       Pro Forma
                                                 1999                 1999 (1)           Adjustments      Combined
                                           ---------------------------------------------------------     ------------
Revenues:
Net product sales                                $   2,518                $       -           $   -          $ 2,518
Contract research                                        -                    2,183               -            2,183
Grants                                                  51                        -               -               51
Roylaties                                                -                        8               -                8
                                           ---------------------------------------------------------     ------------
Total revenues                                       2,569                    2,191               -            4,760

Operating expenses:
 Cost of product sales                                 771                        -               -              771
 Sales and marketing                                 1,703                        -               -            1,703
 General and administrative                          3,327                    4,894               -            8,221
 Clinical testing and regulatory                     2,438                    1,341               -            3,779
 Pre-clinical research and development                 548                    6,722               -            7,270
 Amortization of goodwill                                -                        -             292  (2)         292
 Depreciation and amortization                       1,239                      455             (27)  (3)      1,667
                                           ---------------------------------------------------------     ------------
Total operating expenses                            10,026                   13,412             265           23,703
                                           ---------------------------------------------------------     ------------

Loss from operations                               (7,457)                 (11,221)            (265)         (18,943)

Interest and other income, net                         590                      788               -            1,378
Sublease income, net                                    83                        -               -               83
                                           ---------------------------------------------------------     ------------
Net loss                                        $  (6,784)            $    (10,433)       $     (265)      $ (17,482)
                                           ---------------------------------------------------------     ------------
                                           ---------------------------------------------------------     ------------


Net loss per share, basic and diluted           $   (0.43)             $     (1.84)                         $ (0.82)
                                           ----------------------------------------                      ------------
                                           ----------------------------------------                      ------------

Shares used in computing net loss per
 share, basic and diluted (4)                       15,712                    5,670                           21,382
                                           ----------------------------------------                      ------------
                                           ----------------------------------------                      ------------


                                       6.

(1) RiboGene's results for the twelve months ended September 30, 1999 are calculated based on the unaudited consolidated financial information for the nine months ended September 30, 1999 and the audited three months ended December 31, 1998.

(2) Adjustment to recognize goodwill arising from the merger over three years.

(3) Adjustment to recognize $154 of amortization of other intangible assets arising from the merger over two to five years, offset by a $181 reduction in depreciation expense as a result of the $903 write down of some RiboGene assets acquired.

(4) Preferred shares, stock options and warrants are excluded from the computation of diluted net loss per share due to their antidilutive nature. Pro forma combined basic and diluted net loss per share are based on the historical weighted average shares of Cypros common outstanding, adjusted to reflect the issuance as of August 1, 1998 of 8,649,236 shares in connection with the merger.


         Excluded from the above is the adjustment to expense $16,364 of acquired in-process research and development associated with the merger based on management assumptions of the value of RiboGene's late-stage clinical development program for Emitasol in the United States. This amount has been included as an increase to accumulated deficit in the pro forma combined condensed balance sheet at July 31, 1999. Also excluded from the above are charges totaling $1,711 to write down some assets to their estimated fair value. These charges have been excluded as they relate to the merger and are nonrecurring in nature.

                                       7.

(c)      EXHIBITS

               2.1 Agreement and Plan of Reorganization dated August 4, 1999 between the Registrant Pharmaceutical Corporation and RiboGene, Inc.(*)
               23.1     Consent of Ernst & Young LLP, Independent Auditors.
               99.1     Press Release, dated November 17, 1999.(**)

----------------------------
         (*) Incorporated by reference to the Registrant' Current Report on Form 8-K dated August 16, 1999.

         (**) Incorporated by reference to the Registrant's Current Report on Form 8-K dated December 2, 1999.












                                       8.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Questcor Pharmaceuticals, Inc.



         Date:    December 14, 1999          By: /s/ Michael D. Rose
                                                 -----------------------------
                                                 Michael D. Rose
                                                 Acting Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)















                                       9.